EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of EntreMed, Inc:

(1)	Registration Statement Number 333-26057 on Form S-8,
(2)	Registration Statement Number 333-67063 on Form S-8,
(3)	Registration Statement Number 333-41218 on Form S-8,
(4)	Registration Statement Number 333-68048 on Form S-8,
(5)	Registration Statement Number 333-101617 on Form S-8,
(6)	Registration Statement Number 333-80193 on Form S-3,
(7)	Registration Statement Number 333-84907 on Form S-3,
(8)	Registration Statement Number 333-76824 on Form S-3,
(9)	Registration Statement Number 333-104380 on Form S-3,
(10)	Registration Statement Number 333-110604 on Form S-3,
(11)	Registration Statement Number 333-122309 on Form S-3,
(12)	Registration Statement Number 333-133190 on Form S-3,
(13)	Registration Statement Number 333-132715 on Form S-3,
(14)	Registration Statement Number 333-151542 on Form S-3,
(15)	Registration Statement Number 333-161100 on Form S-3, and
(16)	Registration Statement Number 333-167754 on Form S-3;

of our report dated March 29, 2010 (except for paragraph six of Note 1, as to which the date is March 30, 2011), with respect to the 2009 and 2008 consolidated financial statements of EntreMed, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2010.
/s/ Ernst & Young LLP

McLean, VA
March 30, 2011